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                                                                   EXHIBIT 10.13

                                 LEASE AGREEMENT

                           4000 RESEARCH FOREST DRIVE
                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS

THE STATE OF TEXAS

COUNTY OF MONTGOMERY


         THIS LEASE AGREEMENT (the "Lease") is made and entered into on this the 22nd day of September, 1995, between THE WOODLANDS CORPORATION, a Delaware corporation, whose address for purposes hereof is 2201 Timberloch Place, The Woodlands, Texas 77380 ("Lessor"), and LEXICON GENETICS INCORPORATED, a Delaware corporation, whose address, for the purposes hereof, is 4000 Research Forest Drive, The Woodlands, Texas 77381 ("Lessee").

                                   WITNESSETH:

         1. Leased Premises. Lessor hereby leases to Lessee and Lessee hereby takes from Lessor approximately 13,068 net rentable square feet of floor space, together with all appurtenances thereto, as shown outlined in blue on a drawing identified by the parties and attached hereto as Exhibit "A" (the "Premises"), in a building known and referred to as 4000 Research Forest Building (the "Building"), located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas, and which contains a total of approximately 35,065 net rentable square feet of floor space. The Building is located on that certain 6.1797 acre tract of land ("Land") in Montgomery County, Texas, which is Restricted Reserve "A" of the Baylor Center for Biotechnology according to the map or plat thereof recorded in Cabinet E, Sheet 193A of the Map Records of Montgomery County, Texas, and made a part hereof for all purposes. Lessor reserves the right to change the name of the Building whenever it desires without any liability or consent of Lessee.

         2. Parking. In addition to the Premises, Lessee and its invitees are hereby granted the non-exclusive right to use the loading dock affixed to the Premises. Additionally, Lessor shall provide and keep in good condition through the term of this Lease, parking areas for and vehicular access ways to the Premises, which shall be available for the non-exclusive use of Lessee, its employees and invitees. The use of such parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

         3. Term. The term of this Lease (the "Term") shall commence on the earlier of December 15, 1995, or the day upon which Lessee takes full possession of the Premises (other than pursuant to Exhibit "E" attached hereto) after substantial completion of the work to be performed by Lessor as hereinafter described, and expire on the last day of the eighty-fourth (84th) full calendar month following the commencement of the Term, subject to earlier



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termination as hereinafter provided. If Lessor is delayed in delivering possession of the Premises to Lessee on or before December 15, 1995, the Term shall begin on the date when Lessor tenders to Lessee possession of the Premises with all work to be performed by Lessor pursuant to the Tenant Improvement Addendum attached hereto as Exhibit "B" ("Tenant Improvement Addendum") substantially completed. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed possession, except that in the event Lessor has not tendered to Lessee possession of the Premises with all Lessor's work described in the Tenant Improvement Addendum, substantially completed on or before December 15, 1995, said date to be extended one (1) day for each day of Lessee default or delay described in Exhibit "B" (a) Lessor shall credit one-half (1/2) of all Base Rentals paid by Lessee pursuant to Exhibit "E" hereto to the next Base Rent payment(s) due under the Lease (as liquidated damages and not as a penalty, it is being agreed by the parties that Lessee's actual damages would be uncertain and difficult of ascertainment), and (b) from December 15, 1995, until the Commencement Date the Base Rent payable for the Early Occupancy Space(s) shall be reduced by one-half (1/2). Lessee agrees to execute a recordable memorandum setting forth the commencement date ("Commencement Date") and the date of expiration of the Term of this Lease on or prior to the commencement of the Term.


         4. Use. Lessee shall use the Premises solely for office, laboratory, research, marketing, sales, storage, experimentation and production of laboratory animals, and for no other use.

         5. Acceptance of the Premises. Upon taking possession of all or any portion of the Premises (except as described in Exhibit "E" of this Lease), Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by Exhibit "B" attached hereto have been fully performed. Lessee hereby waives any implied warranty of Lessor that the Premises are suitable for their intended commercial purpose and acknowledges and agrees that all of Lessee's obligations hereunder (including without limitation, the obligation to pay rent) are independent of any such implied warranty and agrees to perform all such obligations and pay rent notwithstanding any breach or allegation of breach by Lessor of any such implied warranty (which implied warranty as aforesaid is hereby waived by Lessee).

         6. Security Deposit. Lessee contemporaneously with the execution of this Lease has deposited with Lessor the sum of $23,413.50, receipt of which is hereby acknowledged by Lessor, said deposit being given to secure the faithful performance by Lessee of all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee. If Lessee shall fail to pay the rent herein required promptly when due or if Lessee violates any of the other terms, covenants or conditions of this Lease, said deposit may, at the option of Lessor, be applied to any rent due and unpaid or to any damages suffered by Lessor as a result of Lessee's default. Nothing contained in this Article shall in any way diminish or be construed as waiving any of Lessor's other remedies as provided elsewhere in this Lease, or at law or in equity. Should the entire security deposit or any portion thereof be applied by Lessor for the payment of sums due and payable to Lessor hereunder, Lessee shall, on the written demand of Lessor, remit to Lessor a sufficient amount in cash to restore said security deposit to its original amount. Should Lessee comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the


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rental herein provided for as it falls due (including any additional rental due at the end of the fiscal year during which the Term expires or terminates) and all other sums payable by Lessee to Lessor hereunder, said security deposit shall be returned in full to Lessee upon the expiration of the term of this Lease. Lessor shall have the right to commingle the security deposit with other funds of Lessor, and any interest earned shall be the property of Lessor. Lessor may deliver the security deposit to any purchaser of Lessor's interest in the Premises, and thereupon be discharged from further liability with respect to such deposit.

         7. Base Rent. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance at Lessor's address stated above, shall be the sum set forth below, due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the
Term:

    Lease Years               Monthly Base Rent - 1/12th of

       1-4 $20.50 times the number of net rentable square feet in the Premises

       5-7 $21.50 times the number of net rentable square feet in the Premises

         8. Additional Rent. Lessor agrees to pay all Operating Expenses (as defined in Section 10. below) up to a maximum amount of $5.00 per year for each square foot of rentable floor area in the Building (the "Operating Cost Allowance"). In the event the Operating Expenses shall, in any fiscal year (ending January 31) exceed the Operating Cost Allowance (prorated for any partial fiscal year at the beginning or end of the Term), Lessee agrees to pay to Lessor, as Additional Rent, Lessee's pro rata share of any such excess (the "Excess Operating Expenses"). Lessee's pro rata share shall be determined by multiplying the Excess Operating Expenses by a fraction, the numerator of which shall be the number of rentable square feet in the Premises, and the denominator of which shall be the rentable square footage in the Building (as set out in Section I above). Within ninety (90) days following the completion of each fiscal year, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding fiscal year, the Additional Rent due with regard to Lessee's portion of the Excess Operating Expenses, and Lessor's reasonable estimate of Excess Operating Expenses for the then current fiscal year. Lessee shall, on or before thirty (30) days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding fiscal year. Any overpayment will be credited by Lessor to the next rental payment(s) due (or, if no further rentals are or will become due, same shall be refunded to Lessee). Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Excess Operating Expenses for the then current fiscal year over a period equal to the lesser of (i) the number of months remaining in the lease Term or (ii) the number of months remaining in the current fiscal year. Notwithstanding that the lease Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, its pro-rata portion of Excess Operating Expenses for the fiscal year (or portion


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thereof) during which the Term of this lease expired or was terminated. Lessee shall have the right, at its expense and at a reasonable time, within one year after receipt of Lessor's statement to audit Lessor's books relevant to the Additional Rent due under this Section. If Lessee has been overbilled as to its pro rata share of Excess Operating Expenses by more than 5%, Lessor shall pay Lessee's reasonable costs of the audit not to exceed $1,000.00.

         9. Payment of Rentals. Lessee covenants to promptly pay all rentals when due and payable. A late charge of ten (10%) per cent shall be added to any payment of rental or additional rental which is more than 10 days past due in order to compensate Lessor for the extra administrative expenses incurred. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth, the amounts so paid or incurred shall, on notice to Lessee, be considered additional rentals payable by Lessee with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

         10. Operating Expenses. The term "Operating Expenses", as used in this Lease, means all of Lessor's reasonable costs to operate and maintain the Land and the Building from time to time, as determined in accordance with Lessor's accounting practices. Operating Expenses shall include (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), but not be limited to, all sums expended by Lessor, or in the case of major repairs or improvements having a life expectancy in excess of one year, an amortized portion of such sums, whether or not such repair or improvement is properly chargeable to capital expenses or capital improvements under generally accepted accounting principles, in connection with the Building, and the parking and common areas and other improvements on the Land, for general maintenance and repairs, maintenance and repair of the deionized water system and the diesel-powered emergency electrical generator, resurfacing, exterior painting, restriping, sweeping, porter services, any personnel or services deemed necessary by Lessor, trash removal (if Lessor elects to furnish this service to Lessee), planting, landscaping, lighting, water and other utilities paid for by Lessor and directional signs and other markers, bumpers, and personnel to implement such services. Operating Expenses shall also include all ad valorem taxes or assessments and Annual Assessments of The Woodlands Community Association, Inc., or The Woodlands Trade Center Association, whichever is applicable, which accrue against the Building or the Land during the Term, together with all insurance premiums, if any, which Lessor is required to pay or deems necessary to pay, with respect to the Building or the Land, and a building management fee ("Fee") equal to five percent (5%) of the Base Rent (except that this Fee shall not be prorated between Lessee and the other tenants in the Building as are the other Operating Expenses).

         Notwithstanding anything contained herein to the contrary, if at the end of the fiscal year, the Land, with the Building thereon, has not yet been placed on the tax rolls, the fiscal year ad valorem taxes and assessment shall be adapted and increased as if it had been.

         Further, notwithstanding any other provision herein to the contrary, it is agreed that in the event not more than ninety-five percent (95%) of the rentable area in the Building is occupied during any fiscal year or in the event not more than ninety-five (95%) of the rentable area in the Building is provided with building standard services during any fiscal year, an adjustment shall


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be made in computing the Operating Expenses for such year so that the Operating
Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with building standard services during such year. Operating Expenses to be adjusted pursuant to this paragraph shall only include operating expenses which are variable with the level of occupancy of the Building, and no other.

         Further, notwithstanding anything contained herein to the contrary, Operating Expenses shall not include those items set forth in Exhibit "D" attached hereto.

         11. Utilities. Except as provided herein, Lessor shall provide to the Premises natural gas, electricity, water and sewer services, and including a centralized deionized water system. Lessor and Lessee agree that Lessee shall pay all costs directly related to submetered consumption of HVAC System and submetered natural gas usage for the boiler, in each case only to the extent same are serving the Premises. Lessee agrees that submeter installation shall be the responsibility of Lessee and shall be included in costs of work necessary to construct the leasehold improvements as shown on Exhibit "B" attached hereto (except to the extent paid for or provided by the utility company). Lessor agrees to pay all costs and expenses for utilities net of submeter direct cost, and such net costs and expenses are included within Operating Expenses as defined in Section 10 hereof. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control. Lessor shall use reasonable efforts to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor.

         12. Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the Premises, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

         13. Tenant Alterations, Additions and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Any and all alterations, additions or improvements, other than that portion of the initial tenant improvements which are to be provided by Lessor pursuant to the terms of Exhibit "B" hereto, shall be made at Lessee's sole expense. All such alterations, additions or improvements shall, upon completion, become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise provided, however, this clause shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the Building or the Premises. It is understood and agreed by Lessee that all equipment, improvements and fixtures that exist in the Premises prior to occupancy of the Premises (other than the Autoclave, described in Rider No. 1, 9, and any other property purchased by Lessee from Lessor, and any property owned by or installed by Lessee) are the property of Lessor and


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may not be removed by Lessee, but Lessee shall have the full and exclusive use thereof during the Term. Notwithstanding anything contained herein to the contrary, Lessee may remove the Autoclave and any other equipment Lessee owns which may be removed on the terms of the Lease only on the condition that Lessee shall pay the cost of repairing any damage to the Premises caused by Lessee's removal of this equipment.

         14. Repairs by Lessor. Lessor will keep the exterior of the Building, including, but not limited to, the foundation, exterior walls and roof, and any doors, windows, or glass, together with common areas on the Land and the deionized water system in the Premises and the diesel-powered emergency electrical generator in good condition and repair, provided Lessee shall give Lessor written notice of the necessity for any such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefore for the cost (except as otherwise provided elsewhere in this Lease). Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises and except as otherwise provided elsewhere in this Lease. Lessor shall also maintain a service contract, substantially in accordance with the proposal attached hereto as Exhibit "F", on the deionized water system in the Premises providing for inspections, testing, and maintenance of specified water standards.

         15. Operation by Lessee. Except to the extent to which any of the following obligations are imposed upon Lessor elsewhere in this Lease (including without limitation, Section 14 of this Lease and Lessor's one (1) year warranty as to the leasehold improvements and HVAC system under Exhibit "B" to the Lease) Lessee, at Lessee's sole expense, agrees to (a) keep, maintain and repair the interior of the Premises and all improvements therein, in good and sanitary order and condition, including, without limitation, the maintenance and repair of the doors, windows, window casements, glazing, heating and air conditioning system, plumbing pipes, electrical wiring, and conduits (but excluding any improvements, systems, equipment or other items which Lessor has agreed to maintain or repair pursuant to this Lease); (b) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (c) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (d) have such garbage, trash, rubbish and refuse removed at its expense (except for so long as Lessor shall cause such removal to be performed) on a regular basis from location points and at such times as designated by Lessor if the trash removal services are not provided by Lessor; (e) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (f) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; and (g) conduct its business in a manner which will not create a nuisance to other lessees in the Building. Lessee shall also be responsible, at its sole cost and expense, for providing any security services it may desire for the Premises and all janitorial services for the Premises. Lessee also will provide for trash removal, if said service is not provided by Lessor. Upon execution of this Lease, Lessee, at its sole cost and expense, will enter into a scheduled preventive maintenance/service contract for servicing the HVAC system with Lessor (for the first year of the Term) and with Lessor or a maintenance contractor approved by Lessor for the remainder of the Term.


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         In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which, in the reasonable opinion of Lessor, constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

         Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the cost incurred in providing such service within thirty (30) days after receipt of a statement setting forth the cost of such service.

         Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges - Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

         Lessee shall promptly comply, at its own expense, with all other present and future laws, ordinances, order, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction over the Premises and Lessee's use or manner of use of the Premises or improvements, including, but not limited to, all environmental laws and the Americans with Disabilities Act. In the event of a release of hazardous substances by Lessee which Lessee is responsible to clean up, Lessee shall conduct a "Standard 1" cleanup so that there is a total and complete removal of all contaminants from the Premises. No such cleanup shall be subject to risk reduction standard and no deed recordation notice shall be recorded by Lessee against the Premises in connection with said cleanup. Lessee will comply with the Rules and Regulations of the Building, a copy of which are attached hereto as Exhibit "C". Lessor may amend said rules, from time to time, if reasonably necessary for the safety, care or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said Rules and Regulations in compliance with the terms of this paragraph.

         16. Interior Repairs. Lessee will keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting


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ordinary wear and tear. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the install or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contractors. If Lessee fails to make such repairs, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof to Lessor promptly upon Landlord's demand therefore.

         17. Roof and Walls. Lessor or its designee shall have the exclusive right (a) to use all or any part of the roof of the Building for any purpose including to erect additional stories or other structures over all or any part of the Premises, and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and (b) to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee's use thereof Lessee shall have no right to penetrate or erect improvements on the roof without the prior written consent of Lessor. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties.

         18. Signs and Advertising. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times.

         19. Entry by Lessor. Lessee shall permit Lessor and any current or prospective mortgagee or purchaser, and their agents or representatives, upon twenty-four (24) hours advance notice, except in an emergency situation when no notice is required, to enter into and upon any part of the Premises at all reasonable hours to inspect the Premises, or clean, make repairs, alterations or additions thereto as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. Lessor agrees upon entry not to unreasonably interfere with Lessee's business and use of the Premises.

         20. Liens. In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to,


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discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as Additional Rent on the first day of the next succeeding month. Notice is hereby given that Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

         21. Subordination. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default under this Lease. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by
(i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, including, without limitation, the return of Lessee's security deposit; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary or successor in interest; (iii) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder; or (iv) any right of offset which Lessee may have had against the prior owner or landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

         Within fifteen days after Lessor's request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any current or prospective mortgagee or purchaser of the Building such facts and agreeing to such reasonable notice provisions and other matters as such mortgagee or purchaser may request in connection with Lessor's sale or financing, subject, however, to the non-disturbance rights of Lessee above described. In addition, Lessee hereby irrevocably appoints Lessor its attorney in fact to execute in its place and stead any such estoppel certificate or other instrument required under this section.

         Lessor hereby represents and warrants that as of the date of this Lease there are no liens, mortgages or security interests covering and affecting the Land, the Building, or the Premises.

         22. Condemnation. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not


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taken to a useful condition, and the Base Rent and Additional Rent payable hereunder shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 4 either party may terminate this Lease within 30 days after Lessee is dispossessed, effective as of the date when Lessee is required to yield possession. All compensation awarded for any taking shall belong to and be the property of Lessor.

         23. Fire and Casualty. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall cease thereafter until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end.

         24. Casualty Insurance. Lessor shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard form of fire and extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. Lessee shall maintain in force a like policy insuring Lessee's interest in any furniture, equipment, machinery, goods or supplies which Lessee may bring or obtain upon the Premises, or any improvements which Lessee may construct thereon.

         25. Liability Insurance. Lessee shall maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, with the premiums thereon fully paid in advance, issued by (i) an insurance company or companies rated "A-" or higher under the most current edition of A.M. Best's Key Rating Guide, (ii) a Lloyds of London underwriter, or
(iii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $1,000,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee's insurance shall be primary. As to any injury or damage occurring outside of the Premises, to the extent that Lessee and Lessor have overlapping insurance coverage, the allocation of coverage between the policies shall be based upon the percentage of legal responsibility of the named insured under each policy. Lessee's policy shall contain an agreement by the insurer that such policy, or policies may not be cancelled or materially modified without 30 days' prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy at least 30 days before the expiration of the policy.

         26. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any, and the agents, officers or employees of the other party or its partners, for any loss or damage that may occur to such persons or the Premises or any improvements thereto, the Building or any improvements thereto, or any personal property of any party therein, by reason of fire, the elements or any other cause which could have been insured against under the terms of a Texas standard form of fire and extended coverage insurance policy, regardless of cause or origin, including sole or concurrent negligence of the other party hereto or its partners, or the agents, officers or employees of the other party or its partners. Lessor and Lessee covenant that no insurer shall hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This waiver of subrogation provision shall be effective to the full extent, but only to the extent that, it does not impair the effectiveness of insurance policies of Lessor and Lessee. Lessor and Lessee each agree to obtain any endorsement to their respective insurance policies, which may be necessary to effectuate the waiver of subrogation contained herein.

         27. Hold Harmless. Subject to the provisions of Section 26 above, Lessee hereby releases and agrees to defend, indemnify and hold Lessor harmless from and against all claims or causes of action for damage or injury to persons or property arising out of this Lease or Lessee's use or occupancy of the Premises, including attorney's fees and court costs, to the extent caused by the negligence or willful act or omission of Lessee. Subject to the provisions of
Section 26 above, Lessor hereby releases and agrees to defend, indemnify and hold Lessee harmless from and against all claims or causes of action for damage or injury to persons or property arising out of this Lease or use or occupancy of the Premises, the Building or the Land, or Lessor's ownership, use or operation of the Building or the Land, including without limitation attorney's fees and court costs, to the extent caused by the negligence or willful act or omission of Lessor.

         28. Holding Over. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, Lessee shall pay monthly rent equal to double the amount of all Base Rent, and Additional Rents payable during the last month of the Term. Further, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than one (1) month. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

         29. Default by Lessee. If (a) default shall be made in the timely payment of any sum to be paid by Lessee under this Lease, which remains unpaid for more than three (3) business days after written notice is delivered to Lessee or deposited in the United States mail, registered or certified, addressed to Lessee's address above (except that Lessor shall have no obligation to deliver said notice under this subsection (a) more than three (3) times during the Term), or (b) default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform and such default shall continue for twenty (20) days after written notice is delivered to Lessee or deposited in the U. S. Mail, registered or certified, addressed to Lessee's address above, provided that in the event of any default by Lessee of a nonmonetary nature which is not reasonably capable of being cured within twenty (20) days due to its nature, Lessee shall be entitled to such longer period as may be reasonably necessary to cure such default with the exercise of due diligence, or (c) the interest of Lessee under this Lease shall be levied on under execution or other legal process, or any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or any petition under the Bankruptcy Code shall be filed or other action taken to reorganize or modify Lessee's capital structure, or Lessee be declared insolvent according to law, or any general assignment of Lessee's property shall be made for the benefit of creditors, or a receiver or trustee is appointed for Lessee or its property, and provided that Lessee fails to vigorously contest any such levy, execution, legal process or petition filed against Lessee and to cause same to be removed, dismissed or vacated within thirty (30) days from the date of its entry or filing, or (d) Lessee shall vacate or abandon the Premises, or (e) if Lessee shall be a corporation and Lessee shall thereafter cease to exist as a corporation in good standing in the State of Texas, or (f) if Lessee shall be a partnership or other entity and Lessee shall be dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon, at Lessor's option, Lessor may have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  A. Lessor may terminate this Lease and forthwith repossess the Premises and be entitled to recover (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid rent earned at the time of termination, plus interest thereon at the highest lawful rate from the due date, (iii) the balance of the rent for the remainder of the Term less the present fair market net rental value of the Premises for said period and (iv) any other sum of money and damages owed by Lessee to Lessor.

                  B. Lessor may terminate Lessee's right of possession, and repossess the Premises by forcible entry and detainer suit without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall have no obligation to, relet the same for the account of Lessee, for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting, Lessor is authorized to make any repairs, changes, alterations or additions in or to the Premises that may be reasonably necessary for uses substantially the same as the permitted uses set forth in Section 4 hereof if (i) Lessor shall fail to relet the Premises, or (ii) the same are relet and a sufficient sum shall not be realized from such reletting to pay the due and unpaid Base Rent and Additional Rent, the accrued interest thereon, the cost of recovering the costs and expenses of all such repairs, changes, alterations and additions reasonably necessary in Lessor's opinion and the expense of such reletting and of the collection of the rent accruing therefrom, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rent provided for in this Lease for such period or periods, or if the Premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Lessee agrees that Lessor may file one or more suits to recover any sums falling due under the terms of this section from time to time. No such reletting shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

               C. Lessor may change the locks on the Premises and not return the new key to Lessee unless the Lessee cures the default; and the new key will only be provided during the Lessor's regular business hours.

         30. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

         31. Lien for Rent. Lessee hereby grants to Lessor a lien on all property of Lessee now or hereafter placed in or upon the Premises, including but not limited to all goods, wares, fixtures, machinery, equipment, furnishings, and other articles of personal property, and all proceeds from the sale or lease thereof (except such part of any property as may be exchanged, replaced or sold from time to time in the ordinary course of business, operation or trade), and such property shall be and remain subject to such lien of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. This Lease shall constitute a security agreement under the Uniform Commercial Code so that Lessor shall have and may enforce a security interest in all property of Lessee now or hereafter placed in or on the Premises, including but not limited to all goods, wares, fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Lessee, and all proceeds from the sale or lease thereof Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to said Code. Lessor may at its election at any time file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Provided there is no default by Lessee in any of the terms and conditions of the Lease, Lessor agrees to subordinate its lien to bona fide loan to Lessee for purchase of inventory and equipment to be utilized by Lessee at the Premises.

         32. Assignment by Lessor. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

         33. Assignment by Lessee. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the written consent of Lessor. Lessor shall have the right, at its option, to either terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sublease only upon the condition that (a) fifty percent (50%) of all rentals paid by the sublessee in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor (after deducting therefrom all Lessee's reasonable costs associated with such subletting or assignment, including, without limitation, brokerage commissions and leasehold remodeling costs); (b) the proposed sublessee or assignee is financially capable of assuming Lessee's obligations hereunder, in the sole reasonable judgment of Lessor, and (c) the proposed sublessee or assignee agrees to use the Premises only for the uses permitted of Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Otherwise, Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld. In the event Lessor fails to advise Lessee of its approval or disapproval of a proposed sublease or assignment within twenty (20) days after Lessee requests Lessor's approval thereof, so long as Lessee has provided Lessor with all financial information about the proposed sublessee or assignee requested by Lessor, Lessor shall be deemed to have approved same. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor expressly and in writing releases Lessee from said liability. Any assignment or subletting by operation of law or otherwise (other than a transfer of controlling interest in Lessee to any other person, firm or entity which shall be governed by the terms of Section
35. below), without the prior written approval by Lessor as to the financial capability of the proposed assignee to assume Lessee's obligations hereunder, in the reasonable judgment of Lessor, shall be void and shall, at the option of Lessor, terminate this Lease. Lessee covenants and agrees that when the prior written consent of Lessor is obtained, and in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards. No decision on any application shall be made on the ground of the applicant's race, color, religion, sex or national origin. Notwithstanding any other provision hereof, Lessor acknowledges and agrees that Lessee intends to use all or portions of the Premises to house, store, tend, treat, and otherwise deal with laboratory animals owned by others and to allow others to do the same with respect to their own animals, and Lessor agrees that the foregoing and any related activities shall not constitute subletting or require Lessor's consent.

         34. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

         35. Transfer of Control. If Lessee is a corporation, and if at any time during the term of this Lease, corporate shares of Lessee shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, without the prior written approval of Lessor, as to the financial capability of assignee to assume Lessee's obligations hereunder, in the reasonable judgment of Lessor (such approval to be granted by Lessor if the assignee or sublessee has a minimum net worth of $3,000,000.00), Lessee shall be in default of this Lease and Lessor may exercise its rights in respect of default hereunder.

         36. Entire Agreement. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         37. Pronouns. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

         38. Joint and Several Tenancy. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

         39. Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Article shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

         40. General. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate. Lessor and Lessee warrant to each other that this Lease has been duly authorized and executed on behalf of such party, and that same is valid and binding upon such party. The section headings and numbers herein and the grouping of the provisions of this Lease into separate articles, sections and paragraphs, are for the purpose of convenience only and shall not be considered in construing the meaning of any provision in this Lease.

         41. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, and to Lessee at 4000 Research Forest Drive, The Woodlands, Texas 77380, Attention: President. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided.

         42. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

         43. Corporate Authority. If Lessor or Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessor or Lessee represents and warrants that such party is a duly organized and existing corporation, that such party has and is qualified to do business in Texas, that such party has full right and authority to enter into this Lease, and that all persons signing on behalf of such party were authorized to do so by appropriate corporate actions.

         44. Not an Offer. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

         45. Exhibits, Riders and Addenda. This lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

         46. Use of Woodlands Country Club Membership.

                  A. During the Term, provided there has been no default by Lessee in any of the terms and conditions of the Lease, Lessee may utilize, without payment of Initiation Fees, one (1) Executive Golf Membership ("Membership") in the Woodlands Country Club. Lessee may designate one (1) employee as member ("Designee"), and the Designee will have full use and privileges afforded by the Membership. Lessee understands and agrees that it will be responsible for payment of monthly dues and all use fees and club charges.

                  B. At any time during the term of the Lease, or any extension thereof, Lessee may substitute another employee as Designee, by payment of the then current Transfer Fee established by the Woodlands Country Club.

                  C. At the expiration or termination of the Lease, Lessee's right to utilize the Membership shall expire and thereafter be of no further force or effect.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in duplicate counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.

                                                LESSOR

Date:  9/22/95                                  THE WOODLANDS CORPORATION



                                                By: /s/  Eric Wojner
                                                    ----------------------------
                                                Name:    Eric Wojner
                                                Title:   V.P. Inv. Properties

                                                LESSEE

Date:  9/22/95                                  LEXICON GENETICS INCORPORATED



                                                By: /s/ Arthur T. Sands
                                                    ----------------------------
                                                Name:   Arthur T. Sands
                                                Title:  President CEO

                                    EXHIBIT B

                           TENANT IMPROVEMENT ADDENDUM

Lexicon Genetics Incorporated

Re: Leasehold improvements for 13,068 rentable square feet of space in a building known as 4000 Research Forest Building, in The Woodlands, Texas.

Gentlemen:

         Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above-referenced space.

   The cost of the work is based upon the Plans hereinafter described as follows:

                  Total Cost of Work                 $ 65,300.00

                  Lessor Allowance                  ($ 65,300.00)

                  Total Amount Due from Lessee       $        -0-

         Lessor will construct the proposed leasehold improvements in the above-referenced space in accordance with the design, architectural and mechanical plans and specifications ("Plans") dated July 19, 1995, which have been prepared by Turnbow Design Services at Lessor's expense and initialled by both Lessor and Lessee. The Plans show all work which will be required for commencement of the Lease and use by Lessee for purposes set out in Section 4 of the Lease.

         As used herein, "substantial completion" shall occur when the Lessor has completed the leasehold improvements in accordance with the Plans, subject to minor punchlist items which do not adversely affect Lessee's use or occupancy of the Premises in any material respect, and a permanent certificate of occupancy has been issued by the applicable governmental authority. Lessor will deliver the Premises to Lessee in broom clean condition. Lessor will deliver at least thirty (30) days advance written notice of the date Lessor anticipates that substantial completion will occur.

         Lessor will also notify Lessee when Lessor believes that substantial completion has occurred. Within five (5) days thereafter, Lessee will jointly inspect the Premises with Lessor. Unless Lessee disputes that substantial completion has occurred, the parties will on the date of inspection agree upon the punchlist items which Lessor agrees to use best efforts to complete within thirty (30) days thereafter. The Commencement Date for the Lease will be on the date of the parties' agreement on the punchlist items.

         Lessor guarantees the leasehold improvements and HVAC System against all defective workmanship and materials for a period of one (1) year after the improvements have been fully


                                Exhibit B, Page 1
completed and Lessor agrees, at its sole cost and expense, to promptly repair or replace any defective workmanship or materials which appear and of which Lessee gives Lessor written notice thereof during said one year period. Upon the expiration of such one-year warranty period, Lessor shall assign and transfer to Lessee all warranties and guaranties, if any, granted or made to or for the benefit of Lessor by contractors, suppliers, or manufacturers which supplied labor, material or equipment for the construction of the improvements or for the HVAC system and all rights, titles and interests (including, without limitation, causes of action) of Lessor under each contract for work involving the construction of the improvements. From and after the expiration of the guaranties of Lessor set forth in this paragraph, Lessor agrees to cooperate with Lessee in the enforcement by Lessee, at Lessee's sole cost and expense, of any express or implied warranties or guaranties of workmanship or materials granted or made by, and all rights, titles, interests and causes of action against, contractors, subcontractors or materialmen that provided work, labor, materials or equipment (or any or all of them) to Lessor in connection with the construction of the leasehold improvements, or in connection with the HVAC system. Lessor further agrees to cooperate with Lessee in the enforcement by Lessee, at Lessee's sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the Premises for a period of time in excess of such construction guaranty periods.

         Lessor will permit Lessee and its agents and contractors access to the Premises during normal working hours prior to occupancy pursuant to Exhibit "E" or the Commencement Date for the limited purposes of performing construction work, decorations and cleanup to prepare portions of the Premises for occupancy provided that (a) Lessee and its contractors will not interfere with the work being performed by Lessor and its contractors, (b) Lessee gives Lessor prior notice of its desire to enter the Premises, and (c) Lessee understands and assumes all risks of its entry onto the Premises and carries the insurance required by the Lease. Lessee's access and use of utilities at the Premises, in connection with Lessee's construction work and other preparations for occupancy shall be without charge to Lessee.

         If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, you shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for Lessor's overhead. You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Agreement.

         It is agreed that, notwithstanding the date provided in the Lease for the commencement of the Term, and notwithstanding Lessee's partial occupation of the Premises prior to Lessor's substantial completion of the leasehold improvements, your obligation for the payment of full Base Rent and other sums thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this Tenant Improvement


                                Exhibit B, Page 2

Addendum, except as and to the extent specifically otherwise provided for in Exhibit "E" to the Lease; provided, however, that if Lessor shall be delayed in substantially completing the work by December 15, 1995, as a result of:

         (a) Your failure to timely furnish the information and approval as and when required;

         (b) Your request for materials, finishes or installations other than specified on plans attached;

         (c)      Your changes in approved plans or specifications; or

         (d) The performance of work by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

         The commencement of the Term and the payment of Base Rent and other sums (other than the Base Rent provided for in Exhibit "E") thereunder shall be accelerated by the number of days of such delay. Lessor and Lessee agree that the number of days of acceleration shall be reduced by the number of days of delay caused by Lessor, its agents or contractors. Lessor and Lessee will notify each other of delays which it believes the other has caused.

         All monies due from you for leasehold improvements must be paid to Lessor prior to your occupancy of the space.

   /s/  Arthur T. Sands        9/22/95                 By: /s/ Gerald D. Irons
   ----------------------   -------------                  ---------------------
   Arthur T. Sands              Date                           Sales Director
   Tenant Acceptance


                                                       /s/ Greg Swan
                                                       -------------------------
                                                       Director of
                                                       Tenant Improvements



                                Exhibit B, Page 3

                                    EXHIBIT C

                               TO LEASE AGREEMENT

                              RULES AND REGULATIONS

PASSAGE WAY OBSTRUCTION

The sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by any Lessee, its employees or agents, or used by them for purposes other than for ingress and egress to and from their respective Premises.

SIGNAGE

No sign, advertisement, display, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises or inside, if visible from the outside, of the Building of which they form a part without Lessor's prior written approval. All signs, and notices of Lessee, so approved by Lessor, shall be maintained by Lessee in good and attractive condition at Lessee's expense and risk. Lessor shall have the right to remove all signs erected in violation of this rule without notice to Lessee, at the expense of Lessee. Signage must comply with sign standards of The Woodlands Development Standards Committee.

NOISE AND DISTURBANCE

No loud speakers, television sets, phonographs, radios, security systems, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Lessor.

Lessee shall not make or permit any noise or odor which Lessor deems objectionable or unpleasant to emanate from the Premises.

ANTENNAE AND AERIALS

No aerial or antenna, including satellite dish, shall be erected on the roof or exterior walls of the Premises or Building in which the Premises is a part, in each instance, without the prior written consent of Lessor. Any aerial or antenna so installed without such written consent shall be subject to removal by Lessor without notice at any time.

USE OF PREMISES

No portion of the Premises shall be used for a purpose other than as permitted under the terms of their Lease.

No portion of the Premises shall be used for the purpose of lodging rooms, or for any immoral or unlawful purposes.


                                Exhibit C, Page 1

FIRE PROTECTION

Lessee shall not do or permit anything to be done in the Premises, or in the common areas of the Building, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building or property kept therein, or obstruct or interfere with the rights of other Lessees, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any county, state or federal authority. Should Lessee utilize flammable or combustible liquids, all such flammables and combustibles will be stored and maintained in OSHA approved cabinets.

PARKING

Lessee and Lessee's employees shall park their cars only in those portions of the parking area designated for that purpose by Lessor.

All vehicles will be parked within striped lanes. Parking across the stripes or in unmarked areas, blocking of walkways, loading area, entrances or driveways will not be permitted. Should such a situation exist, Lessor, at its option, shall have the right to tow such vehicle away at the owner's expense.

MAINTENANCE OF PREMISES

Lessee shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

No awning or other projections shall be attached to the outside walls of the Premises or the Building of which they form a part without, in each instance, the prior written consent of Lessor.

DELIVERIES AND MOVES

All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Lessor.

TRASH REMOVAL

All garbage, refuse and waste shall be kept in the kind of container specified by Lessor, and shall be placed outside of the Premises, prepared for collection in the manner and at the times and places specified by Lessor. In no event shall Lessee dispose of garbage, refuse and waste in public areas of the Building. If Lessor shall provide or designate a service for picking up refuse, garbage, and waste, Lessee shall use the same at Lessee's cost, provided such cost shall be competitive to any similar service available to Lessee.


                                Exhibit C, Page 2

PEST CONTROL

Lessee shall use at Lessee's cost such pest extermination contractors as Lessor may direct and at such intervals as Lessor may require, provided the cost thereof is competitive to any similar service available to Lessee.

ELECTRICAL AND TELEPHONE SERVICE

If Lessee desires telegraphic, telephonic or other electric connections Lessor or its agents will direct the electricians as to where and how the wires may be introduced, and without such direction no boring or cutting for wires will be permitted. Access to any mechanical, electrical or telephone rooms must be approved by Lessor.

EXCESS TRASH DISPOSAL

In the event Lessee must dispose of crates, boxes, etc., which will not fit into a standard exterior trash container, it will be the responsibility of Lessee to dispose of same. In no event will Lessee set such items in the common areas of the Building. Lessor may provide a common trash receptacle for Lessee's use.

WATER USAGE

The water closets and other water fixtures shall not be used for any purpose other than those for which they were intended, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

ALTERATIONS AND CONTRACTOR APPROVAL

All contractors and/or technicians performing any alterations for Lessee within the Premises must be referred to Lessor for approval and shall, prior to commencement, execute proper lien waivers.

 LESSOR'S RIGHT OF ENTRY

Lessor or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Lessor shall deem necessary for the safety, preservation or improvement of the Building. Lessor or its agents may show said Premises and place on the windows or doors thereof, or upon the bulletin board, a notice "To Rent" for one month prior to the expiration of the Term of the Lease.

 LOCKS AND KEYS

Lessor agrees to furnish Lessee two keys for the doors entering the Building, Lessee's suite and each entry door therein. Any additional keys will be furnished at a charge by Lessor equal to its cost plus 15% overhead. No additional locks shall be placed upon any doors without the written


                                Exhibit C, Page 3
consent of Lessor, nor shall any duplicate keys be made. All necessary keys shall be furnished by Lessor, and the same shall be surrendered upon the termination of this Lease, and Lessee shall then give to Lessor or its agents explanation of the combination of all locks upon the doors or vaults.

UPKEEP OF PREMISES

All glass, locks and trimmings in or about the doors and windows, and all electric globes and shades belonging to the Building shall be kept whole, and whenever broken by the Lessee or its agents or invitees, shall be immediately replaced or repaired and put in order by Lessee under the direction and to the satisfaction of Lessor and on vacating Premises shall be left whole and in good repair.

SKYLIGHTS AND WINDOWS

No floors, skylights or windows that reflect or admit light into the corridors or passage-ways, or to any other place in the Building, shall be covered or obstructed by any Lessee. If Lessee desires blinds or window coverings, they must be of such shade, color, material and make as shall be prescribed by Lessor (and any awning proposed may be prohibited by Lessor).

ADDITIONAL RULES AND REGULATIONS

Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and its occupants and for the preservation of good order therein.

                                         /s/  Arthur T. Sands
                                         ---------------------------------------
                                         Arthur T. Sands
                                         LESSEE


                                         /s/  F. Earl Higgins, Jr.
                                         ---------------------------------------
                                         F. Earl Higgins, Jr.
                                         Vice President, Property
                                         Management


                                Exhibit C, Page 4

                                   EXHIBIT "D"

Lessor and Lessee agree that the following items shall be excluded from Operating Expenses:

A. Capital expenditures in accordance with generally accepted accounting principles except that, unless excluded from Operating Expenses pursuant to any other provision, Operating Expenses shall include the costs (amortized over such reasonable period as Landlord shall determine, together with interest thereon at the Prime Rate adjusted daily on the unamortized balance thereof) of any capital improvement:

          1)      which acts in any manner to reduce Operating Expenses;

          2) which is required under any governmental law, code or regulation passed or enacted on or after the effective date of this Lease;

          3) which is a necessary replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to the roof and structural elements.

         Prime Rate, as used herein, shall mean the varying per annum rate of interest which shall from day to day be equal to the per annum rate of interest then most recently established and announced by Chase Bank of Texas, N.A., as its prime lending rate of interest, with each such change in such per annum rate of interest to become effective on the effective date of each such change.

B. Costs of correcting defects in the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith, or the equipment used therein and the replacement of defective equipment to the extent such costs of replacing defective equipment are covered by warranties of manufacturers, suppliers, or contractors, or are otherwise borne by parties other than Lessor, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category.

C. Costs of bringing the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith into compliance with building codes, laws, rules, regulations, ordinances, or any other governmental rules or requirements, including, without limitation, the Americans With Disabilities Act of 1990, which compliance was required prior to the effective date of this Lease.

D. Costs of repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, whether or not Lessor carries such insurance, and costs reimbursable to Lessor by governmental authorities in eminent domain or condemnation proceedings, except that the amount of any insurance deductible up to the amount of $25,000.00 shall be included in Operating Expenses.


                                Exhibit D, Page 1

E. Any expenses or costs that, under generally accepted accounting principles, are attributable to losses due to uncollected rent or fees or reserves for bad debts.

F. Any expenses that are or should be separately metered or billed directly to or separately paid by another lessee or other third party.

G. Costs of preparation of space, including buildout, renovating, or otherwise improving, changing, decorating, or redecorating space, for new lessees, prospective lessees, or other occupants in the Building, or vacant space in the Building except for routine, periodic repair, and replacement not considered to be capital items under generally accepted accounting principles.

H. Costs incurred in removing the property or improvements of former lessees or other occupants of the Building.

I. Architectural fees, leasing commissions, attorneys' fees, costs and disbursements, and other expenses incurred in connection with negotiations or disputes with lessees, prospective lessees, or other occupants of the Building and any such expenses incurred in connection with this Lease.

J. All utility costs for which Lessee directly contracts with local utility companies.

K. Costs incurred due to acts of Lessor, any other lessee, or other occupant of the Building causing an increase in the rate of insurance on the Building or its contents.

L. Costs, fines, interest penalties, attorneys' fees, and costs of litigation incurred due to late payment of taxes (except for penalties associated with Lessor's good faith contest of real estate taxes), utility bills, ground rentals, or mortgage debt, and other such costs incurred by Lessor's failure to make such payments when due.

M. Penalties, fines, and other costs incurred due to violations or alleged violations by Lessor, any other lessee, or any third party of any laws, rules, regulations, codes, or ordinances. It is understood and agreed that Operating Expenses shall include costs to comply with laws, rules, regulations passed or enacted by the governmental authority on or after the effective date of this Lease, unless excluded pursuant to any other provision.

N. Costs incurred due to violations or alleged violations by Lessor, any other lessee, or other occupant of the Building of the terms and conditions of any lease or other rental arrangement covering space in the Building.

O. Ground rentals, payment of principal and interest on debt (and other debt costs), amortization payments on any mortgage or mortgages executed by Lessor covering the Building or the Land (or any portion thereof) (except to the extent that any of the foregoing may include payments or prepayments of insurance premiums or taxes that would be included in Operating Expenses if paid directly by Lessor), rental concessions, and negative cash flow guarantees.


                                Exhibit D, Page 2

P. Costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Building or the Land, including, without limitation, brokerage commissions, attorneys' and accountants' fees, loan brokerage fees, closing costs, interest charges and property transfer taxes.

Q. State, local, federal, personal, and corporate income taxes measured by the income of Lessor from all sources or from sources other than rent alone; estate and inheritance taxes; franchise, succession and transfer taxes.

R. All costs incurred by Lessor in connection with any dispute relating to the Lessor's title to or ownership of the Building or the Land.

S.       Contributions to charitable organizations.

T. Expenses and costs relating in any way whatsoever to the identification, testing, monitoring and control, encapsulation, removal, replacement, repair, or abatement of any hazardous materials within the Building or the Land (a) which material was classified as "hazardous" prior to the effective date of this Lease and (b) was required to be removed, replaced, repaired or abated prior to the effective date of this Lease.

U. Costs and expenses in excess of $10,000.00 in the aggregate for owning, leasing, and maintaining sculpture, painting, and other works of art installed in and/or on the Building or the Land.

V.       Advertising and promotional expenditures.

W.       Lessor's general corporate overhead, if any.

X. Wages, salaries or other compensation of any kind or nature paid to any employees above the grade of Director of Property Management.

Y.       Costs of Lessor's compliance with warranties given to Lessee by Lessor.

Z. Management fees, except for the fee of five percent (5%) of the Base Rent under this Lease.

AA. Submetered utility service costs paid by Lessee to Lessor directly, or any utility service costs paid by Lessee directly to the service provider.


                                Exhibit D, Page 3

                                   EXHIBIT "E"

Notwithstanding anything contained in the Lease to the contrary, Lessor agrees that Lessee may take occupancy of portions of the Premises prior to the Commencement Date on the following terms and conditions:

1) Lessee may take possession of portions of the Premises ("Early Occupancy Space(s)") designated from time-to-time prior to the Commencement Date on a month-to-month basis.

2) Monthly Base Rent on the Early Occupancy Space(s) shall be calculated as follows: $20.50 times the number of rentable square feet in the Early Occupancy Space(s) divided by twelve (12). All Base Rent and other sums shall be prorated in the case of a partial month.

3) Base Rent shall be payable in advance on the first day of each month, with a prorated portion being due and payable in advance for any partial month.

4) "Additional Rent", "utilities expense", "Excess Operating Expenses", and other similar sums will not be charged with respect to the Early Occupancy Space(s) (until the Commencement Date of the Lease), except that Lessee agrees to pay to Lessor, together with the Base Rent paid for the Early Occupancy Space(s), a monthly Utility Fee of $.17 times the number of rentable square feet in the Early Occupancy Space(s), which Utility Fee shall be prorated for any partial month.

5) Lessor agrees that Lessee, at Lessee's sole expense, may provide electrical service to the Early Occupancy Space(s) through the use of "pig tails".

6) All terms and conditions of the Lease shall apply to Lessee's occupancy of the Early Occupancy Space(s), except as provided herein. Lessee will deliver to Lessor the required insurance certificates prior to occupancy of the Early Occupancy Space(s).


                                Exhibit E, Page 1

                                   Rider No. 1

           to Lease Agreement Dated September 22, 1995, by and between

                    THE WOODLANDS CORPORATION, as Lessor, and
                    LEXICON GENETICS INCORPORATED, as Lessee

I. INTERRUPTION OF UTILITIES. Lessor has been advised by Lessee that the capacity of the utilities used by the former occupant of the Building, Baylor College of Medicine, is adequate to meet its normal use needs and Lessor agrees that said capacity shall be maintained during the Term and Lessor has no knowledge of any restrictions which would adversely affect Lessee's operations permitted under the Lease. Notwithstanding anything to the contrary contained in this Lease, if
          (i) there shall occur interruption or discontinuance of utilities or services to be provided or made available by Lessor as described in this Lease of such nature that Lessee is unable to, or does not, make normal use of the Premises, (ii) such interruption or discontinuance has not been caused in whole or substantial part, directly or indirectly, by the negligence or willful misconduct of Lessee, or Lessee's agents, employees, contractors, subcontractors, subtenants or assignees, (iii) Lessee shall have given written notice respecting such interruption or discontinuance to Lessor and Lessor shall have failed to cure such interruption or discontinuance for four (4) consecutive days after Lessor receives said notice, and (iv) the cause of such interruption or discontinuance of a utility is outside the Premises, then all rents payable herein shall automatically abate from the fifth (5th) business day until such time as the services or utilities are restored or Lessee begins normal use of the Premises again, whichever occurs first. For purposes of determining whether there is an interruption or discontinuance of utilities or services, an outage or series of outages totalling four (4) hours or more on any day shall constitute an interruption or discontinuance of services or utilities for such day, but outages that in the aggregate are of shorter duration, shall not be considered. If (i) there shall occur interruption or discontinuance of utilities or services to be provided or made available by Lessor as described in this Lease of such nature that Lessee is unable to, or does not, make normal use of the Premises, (ii) such interruption or discontinuance has not been caused in whole or substantial part, directly or indirectly, by the negligence or willful misconduct of Lessee, or Lessee's agents, employees, contractors, subcontractors, subtenants or assignees, (iii) Lessee shall have given written notice respecting such interruption or discontinuance to Lessor and Lessor shall have failed to cure such interruption or discontinuance for ninety (90) consecutive days after receiving said notice, and (iv) the cause of such interruption or discontinuance of a utility is outside the Premises, then Lessee may terminate the Lease.

2. ATTORNEYS' FEES. In the event that at any time during the Term either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial


                              Rider No. 1, Page 1
          and at all levels of appeal and post-judgment proceedings. If Lessor employs in-house counsel, then the court shall make a determination of the reasonable legal expenses which would have been incurred had Lessor employed outside counsel.

3. USE BY LESSOR. Lessor shall not use or permit the use of any part of the Premises or the Building in any way that is unlawful or disreputable in Lessee's reasonable opinion and will use its best efforts not to permit or create any nuisance, noise or odor, or otherwise interfere with, annoy or disturb Lessee in its normal business operations.

4. BROKER COMMISSIONS. Lessee and Lessor each warrant to the other that in connection with the negotiation of this Lease, it has not dealt with any broker or agent. Lessee and Lessor shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or compensation claimed by any broker or agent claiming by, through, or under the indemnifying party.

5. REPRESENTATIONS BY LESSOR. Lessor does hereby warrant to represent to Lessee that, as of the date the Premises are tendered to the Lessee, the Premises, the Building and other improvements erected or to be erected by Lessor on or about the Premises shall be and are in compliance with applicable government and private rules, regulations, restrictions and ordinances, and in good working order in accordance with their intended use, including all equipment, fixtures, heating, air-conditioning, electrical, plumbing and sewer systems. Taking possession of the Premises by Lessee shall not be deemed to be acceptance of any defects or matters of which Lessee provides to Lessor notice within thirty (30) business days after the Commencement Date and, in no event, shall be deemed acceptance of latent defects.

6. MAINTENANCE OF THE BUILDING AND LAND. Except with respect to those items to be maintained by Lessee, the Building and the Land shall at all times be maintained by Lessor in a commercially reasonable manner consistent with the manner in which projects in the development known as The Woodlands of a similar type and character are maintained. In addition to those items described in the Lease, Lessor shall provide and maintain the common areas, access, paving, parking areas, downspouts, exterior paint, exterior electrical and alleys in good condition and repair. Lessee shall not be required to pay any cost attributable to the actions of any other tenant or occupant of the building. Any material, service, management, or maintenance charges allocated to Lessee shall not exceed commercially reasonable rates, including an overhead charge, for buildings of a similar size, age, character and location. Lessor shall not be entitled to reimbursements for any expenses related to faulty workmanship or for structural items. Subject to the terms of the Lease, Lessee shall have access to the Premises seven (7) days a week, twenty-four (24) hours a day.

7. RENEWAL OPTION. Lessee, upon payment of the rent herein reserved and performance of the covenants contained herein, shall have the option to extend the Lease one (1) period of five (5) years ("Extension Term"). Such Extension Term shall be subject to the same terms and conditions as are set forth herein, except that (a) the Base Rent and the Operating Cost Allowance shall be at the then market rate for comparable


                              Rider No. 1, Page 2
          office space in The Woodlands Development, at the time the Extension Term commences, but in no event less than the Base Rent and Operating Cost Allowance that apply during the last month of the primary Term,
          (b) Lessee shall have no option to renew the Lease beyond the Extension Term, (c) a one (1) year warranty as to leasehold improvements and HVAC system shall not apply, and (d) the "Term" as defined in the Lease shall include the Extension Term if duly exercised by Lessee. Lessee shall notify Lessor in writing at lease nine (9) months prior to the expiration of the primary Term of Lessee's election to exercise the option to extend. Lessor, shall within fifteen (15) days of such notice, notify Lessee of the Base Rent and Operating Cost Allowance to be in effect during the Extension Term. Lessee will have fifteen (15) days thereafter to notify Lessor in writing of its exercise of the option to extend at the stated rental (provided Lessor has provided a reasonably accurate estimate of market rent) or cancellation of its election to exercise the option to extend. If Lessee elects not to extend or fails to timely exercise its option, the option to extend shall terminate and be of no further force and effect. In the event of a dispute as to market rate, Lessor and Lessee shall in good faith attempt to resolve any dispute promptly in order to avoid any delay in finalizing the rental for the Extension Term. The term "market rate" shall mean the rental rates then being charged in the development known as The Woodlands for space comparable to the Premises, taking into consideration use, location, floor level, quality, age and location of the Building, tenant improvements, rent concessions and tenant inducements, and other relevant factors.

8. FIRE AND CASUALTY. If the Premises are damaged in part or whole from any cause and the Premises can be substantially repaired and restored within one hundred and eighty (180) days from the date of the damage using standard working methods and procedures, Lessor shall at its expense promptly and diligently repair and restore the Premises to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred and eighty
          (180) days from the date of the damage. If the Premises cannot be repaired and restored within the one hundred and eighty(180) day period, then either party may, within thirty (30) days after the date of damage, cancel the Lease by giving notice to the other party. Nevertheless, if the Premises are not repaired and restored within one hundred and eighty (180) days from the date of the damage, then Lessee may cancel the Lease at any time after the one hundred eightieth (180th) day and before the two hundred tenth (210th) day following the date of damage. Unless the damage is caused by Lessee's willful misconduct, the Base Rent, Additional Rent and any other rental shall abate in proportion to that part of the Premises that is unfit for use in Lessee's business. The abatement shall consider the nature and extent of interference to Lessee's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue until the earlier of the date Lessor completes the repairs and restoration to the Premises or the part rendered unusable and notice to Lessee that the repairs and restoration are completed, or until Lessee again uses the Premises or the part rendered unusable, whichever is first. The provisions of this paragraph 8 shall prevail over the provisions of paragraph 23 of the Lease to the extent of any conflict.


                              Rider No. 1, Page 3

9. PURCHASE OF AUTOCLAVE. On or before the earlier of (a) the date Lessee occupies any portion of the Premises or (b) December 15, 1995, Lessee shall purchase from Lessor the AMSCO 2023 Autoclave Vacamatic ("Autoclave"), located in the Premises for $15,000.00. Lessee has inspected the Autoclave and agrees to purchase it "As Is" and "With All Faults." Lessee understands that Lessor makes no express or implied warranties with respect to the Autoclave and makes no warranties of merchantability or fitness of the Autoclave for any purpose.



                              Rider No. 1, Page 4

                     MODIFICATION AND RATIFICATION OF LEASE

between THE WOODLANDS CORPORATION ("Lessor") and LEXICON GENETICS INCORPORATED ("Lessee" ).

         This Modification and Ratification of Lease is made and entered into, effective the 26th day of September, 1995, for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                                   WITNESSETH:

         1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties dated September 22, 1995, under which Lessee has leased from Lessor 13,068 square feet of net rentable area in the building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas ("Premises").

         2. In accordance with the terms of Exhibit "E" of the Lease, effective September 26, 1995, Lessee will take possession of that certain 220 rentable square foot portion of the Premises shown on Annex "T" attached hereto ("Early Occupancy Space 1").

         3. Lessee agrees to pay to Lessor Base Rent of $375.83 per month for the Early Occupancy Space 1, together with a Utility Fee of $37.40 per month.

         EXECUTED this 25th of October, 1995.

                                       LESSOR:

                                       THE WOODLANDS CORPORATION
                                       By:  /s/  Eric H. Wojner
                                            ------------------------------------
                                       Name:  Eric H. Wojner
                                       Title: VP - Investment Properties



                                       LESSEE:

                                       LEXICON GENETICS INCORPORATED
                                       By:  /s/  Ray B. Webb
                                            ------------------------------------
                                       Name:  Ray B. Webb
                                       Title: Director - Administration

                              MODIFICATION OF LEASE

                  This Modification and Ratification of Lease is made and entered into, effective the 18th day January 1996, between THE WOODLANDS CORPORATION ("Lessor") and LEXICON GENETICS INCORPORATED ("Lessee") for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                              W I T N E S S E T H :

         1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain written Lease Agreement ("Lease") between the parties dated September 22, 1995 and modified by Modification and Ratification of Lease dated October 25, 1995, under which Lessee has leased from Lessor 13,068 square feet of net rentable area in that building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas ("Premises").

         2. In accordance with the terms of Exhibit "E" of the Lease, effective November 13, 1995, Lessee has taken possession of that certain 2,229 rentable square foot portion of the Premises shown on Annex "II" attached hereto ("Early Occupancy Space 2").

         3. Effective November 13, 1995, Lessee agrees to pay to Lessor an increase in Base Rent of $3,807.88 per month for the Early Occupancy Space 2, so that the total Base Rent shall be $4,183.71 per month, together with a Utility Fee of $378.93 per month.



Signed this the 21st day of December, 1995, at The Woodlands, Texas.

LESSEE                                       LESSOR

LEXICON GENETICS INCORPORATED                THE WOODLANDS CORPORATION

BY:  /s/ Ray Webb                            BY:  /s/  Eric H. Wojner
     ----------------------                       ------------------------------
NAME:    Ray Webb                            NAME:     Eric H. Wojner
TITLE:   Director-Administration             TITLE:    Vice-President/Investment
                                                       Properties

                EXPANSION, MODIFICATION AND RATIFICATION OF LEASE

         This Expansion, Modification and Ratification of Lease is made and entered into, effective the 4th day of November, 1996, between THE WOODLANDS CORPORATION ("Lessor") and LEXICON GENETICS INCORPORATED, A DELAWARE CORPORATION ("Lessee") for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                                   WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain written Lease ("Lease") between the parties dated September 22 1995, modified by Modification of Lease dated October 25, 1995, and Modification of Lease dated January 18, 1996, under which Lessee has leased from Lessor approximately 13,068 square feet of net rentable area in that building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas.

2. Lessor and Lessee agree that the Term of the Lease shall be defined as seventy-four (74) months commencing November 1, 1996 ("Expansion Area Effective Date"), expiring on December 31, 2002.

3. Lessor and Lessee agree that effective on the Expansion Area Effective Date, the area of the Premises shall be increased by 2,572 square feet of net rentable area ("Expansion Area") which Expansion Area is outlined on attached Exhibit "A", changing the size of the Premises to 15,640 square feet of net rentable area.

4. Lessor and Lessee agree that, effective on the Expansion Area Effective Date, the Base Rent, as set out in Section 4 of the Lease Agreement, shall be increased by Four thousand, three hundred ninety-three and 83/100 Dollars ($4,393.83) per month commencing November 1, 1996 and Four thousand six hundred eight and 17/100 Dollars ($4,608.17) per month commencing January 1, 2000.

5. Lessor agrees to make alterations and improvements ("Improvements") to the Premises, upon the terms set forth in Exhibit "B" attached hereto.

 Signed this the 4th day of November, 1996, at The Woodlands, Texas.

 LESSEE                                       LESSOR

 LEXICON GENETICS INCORPORATED                THE WOODLANDS CORPORATION

 BY:  /s/ Arthur T. Sands                     BY:  /s/ Eric H. Wojner
      ----------------------------                 -----------------------------
 NAME:    Arthur T. Sands                     NAME:    Eric H. Wojner
 TITLE:   President/CEO                       TITLE:   Vice President/Investment
                                                       Properties

                                    EXHIBIT B

                          LEXICON GENETICS INCORPORATED

  Re: Leasehold improvements for 2,572 rentable square feet (2,572 usable square feet) of space in a building known as 4000 Research Forest Drive in The Woodlands, Texas.

Gentlemen:

         Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above referenced space.

The cost of work is based upon the attached drawings dated TBD

         Total Cost of Work                          $ 12,860.00
         Lessor Allowance                           ($ 12,860.00)

         Total Amount Due from Lessee                $   -0-

         If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, you shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for Lessor's overhead. You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

         It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease Term, your obligation for the payment of rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this agreement; provided, however, that if Lessor shall be delayed in substantially completing the work as required hereunder as a result of:

           (a) Your failure to timely furnish the information and approval as and when required;

           (b) Your request for materials, finishes or installations other than specified on plans attached;

           (c)      Your changes in approved plans or specifications; or

           (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

         All monies due from you for leasehold improvements must be paid to Lessor prior to your occupancy of your space.

         Upon your approval as indicated below, Lessor will begin construction of your leasehold improvements and estimate construction completion within 3* months of commencement of construction.

                                             Sincerely,


/s/Arthur Sands                11/4/96       /s/  Damon Palermo
----------------------         -------       -----------------------------------
Arthur Sands                     Date        Damon Palermo
Tenant Acceptance                            Sales Director


                                             /s/  Leon Lee
                                             -----------------------------------
                                             Leon Lee
                                             Director Of Tenant Improvements





* If the Total Cost of Work should exceed the Lessor Allowance of $12,860.00, Lessee agrees to pay Lessor the overage amount in cash at move-in or reduce the scope of work.

                            THE WOODLANDS CORPORATION
                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into by and between THE WOODLANDS CORPORATION, a Delaware corporation, with offices and its principal place of business in The Woodlands, Montgomery County, Texas (hereinafter "TWC"), and LEXICON GENETICS INCORPORATED (hereinafter the "Occupant").

                                   WITNESSETH

         WHEREAS, Occupant desires to use the suites at 4000 Research Forest Drive for the purpose of storage;

         WHEREAS, Suites A110/A120 (Suites) is the property of TWC; and

         NOW, THEREFORE, for and in consideration of the mutual covenants and obligations herein contained, the sufficiency of which is hereby acknowledged, TWC and Occupant agree as follows:

         1. TWC hereby grants Occupant the nonexclusive use of the Suites at 4000 Research Forest Drive, for the period of time from November 1, 1996 to April 30,1997 for the exclusive purpose of storage and for such other uses as are incident thereto.

         2. Occupant shall be solely responsible for the use of the Suites during the term of this Agreement. Occupant shall, in its use of the Suites, comply with any and all rules and regulations imposed by TWC. Occupant agrees to operate the Suites in such a manner so as not to unreasonably interfere with the activities of TWC tenants who are located adjacent to the Suites. All repairs and maintenance costs associated with Occupant's occupancy shall be borne by Occupant.

         3. Occupant agrees to indemnify and hold TWC and its affiliated companies, their agents, officers, directors, servants and employees (herein "Indemnitee") harmless from and against and to reimburse Indemnitee with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Indemnitee at any time and from time to time by reason of, or arising, either directly or indirectly, out of Occupant's, its members', its agents', subcontractors', representatives' or invitees, use and/or misuse of the Suites.

         4. Occupant shall maintain, during the term of this Agreement, a policy or policies of comprehensive general liability insurance issued by and binding upon some solvent insurance company licensed to do business in the State of Texas, such insurance to afford protection of not less than $500,000.00 combined single limit bodily injury and property damage per occurrence. Said policy or policies shall name TWC as an additional named insured and include a waiver of subrogation in favor of TWC. The Occupant shall provide TWC a copy of the required policy or a certificate evidencing the required coverage upon execution of this Agreement.

          5. The Occupant for itself, its members, their representatives, heirs, executors, administrators, and next of kin (herein "Releasor") does hereby release, waive, discharge and covenant not to sue TWC, any affiliated company, its employees, agents and officers from any and every claim, demand, action or right of action of every kind or nature, either in law or in equity, arising from Releasor's use of the Suites at 4000 Research Forest Drive.

         6.         This agreement may be terminated by either party with five
                    (5) days written notice. Upon termination of this Agreement the Occupant shall return the Suites in the same condition as it was in when this Agreement commenced.

         7.         This agreement is not assignable by the Occupant.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 1st day of November, 1996.

                                       THE WOODLANDS CORPORATION

                                       By:  /s/  Ross Foldetta
                                            ------------------------------------
                                       Name:     Ross Foldetta
                                       Title:    Director of Property Management

                                       LEXICON GENETICS INCORPORATED

                                       By:  /s/  Arthur T. Sands
                                            ------------------------------------
                                       Name:     Arthur T. Sands
                                       Title:    President/CEO

                            THE WOODLANDS CORPORATION
                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into by and between THE WOODLANDS CORPORATION, a Delaware corporation, with offices and its principal place of business in The Woodlands, Montgomery County, Texas (hereinafter "TWC"), and LEXICON GENETICS, INC. (hereinafter the "Tenant").

                                   WITNESSETH

         WHEREAS, the Tenant desires to use the suite at 4000 Research Forest #B109, The Woodlands, TX 77381 for the purpose of storage;

         WHEREAS, the suite at 4000 Research Forest #B109 is the property of TWC; and

         WHEREAS, TWC has agreed to allow the Tenant to use the suite for storage;

         NOW, THEREFORE, for and in consideration of the mutual covenants and obligations herein contained, the sufficiency of which is hereby acknowledged, TWC and Tenant agree as follows:

         1. TWC hereby grants the Tenant the nonexclusive use of the suite at 4000 Research Forest #B109, The Woodlands, TX 77381, for the period of month-to-month beginning July 22, 1996 to use for storage and for such other uses as are incident thereto.

         2. The Tenant shall be solely responsible for the use of the suite at 4000 Research Forest #B109, during the term of this Agreement. The Tenant shall, in its use of the suite, comply with any and all rules and regulations imposed by TWC. The Tenant agrees to operate the storage area in such a manner so as not to unreasonably interfere with the activities of TWC tenants who are located adjacent to the suite at 4000 Research Forest #B109. All expenses and costs necessary to operate the storage area shall be borne by the Tenant.

         3. The Tenant agrees to indemnify and hold TWC and its affiliated companies, their agents, officers, directors, servants and employees (herein "Indemnitee") harmless from and against and to reimburse Indemnitee with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Indemnitee at any time and from time to time by reason of, or arising, either directly or indirectly, out of Tenant's, its members', its agents', subcontractors', representatives' or invitees' use and/or misuse of the suite at 4000 Research Forest #B109, The Woodlands, TX 77381.

         4. The Tenant shall maintain, during the term of this Agreement, a policy or policies of comprehensive general liability insurance issued by and binding upon some solvent insurance company licensed to do business in the State of Texas, such insurance to afford protection of not less than $500,000.00 combined single limit bodily injury and property damage per occurrence. Said policy or policies shall name TWC as an additional named insured and include a waiver of subrogation in favor of TWC. The Tenant shall provide TWC a copy of the required policy or a certificate evidencing the required coverage upon execution of this Agreement.

         5. The Tenant for itself, its members, their representatives, heirs, executors, administrators, and next of kin (herein "Releasor") does hereby release, waive, discharge and covenant not to sue TWC, any affiliated company, its employees, agents and officers from any and every claim, demand, action or right of action of every kind or nature, either in law or in equity, arising from Releasor's use of the suite at 4000 Research Forest #B109, The Woodlands, TX 77381.

         6. This agreement may be terminated by either party with five (5) days written notice. Upon termination of this Agreement the Tenant shall return the suite at 4000 Research Forest #B109 in the same condition as it was in when this Agreement commenced.

         7. This agreement is not assignable by the Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 19th day of July 1996.

                                 THE WOODLANDS CORPORATION

                                 By:  /s/ Ross Foldetta
                                      -----------------------
                                 Name: Ross Foldetta
                                 Title: Director of Property Management

                                 LEXICON GENETICS, INC.

                                 By:  /s/  Arthur Sands
                                      -----------------------
                                 Name: Arthur Sands
                                 Title: President

                EXPANSION, MODIFICATION AND RATIFICATION OF LEASE

         This Expansion, Modification and Ratification of Lease is made and entered into, effective the 2nd day of January, 1997 between THE WOODLANDS CORPORATION (Lessor") and LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lessee"), for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                                   WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain written Lease ("Lease") between the parties dated September 22 1995, modified by modification of Lease dated October 25, 1995, Modification of Lease dated January 18, 1996, and Expansion, Modification and Ratification of Lease dated November 4, 1996, under which Lessee has leased from Lessor approximately 15,640 square feet of net rentable area in that building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas.

2. Lessor and Lessee agree that the Term of this expansion be defined as seventy-two (72) months commencing January 1, 1997 ("Expansion Area Effective Date"), expiring on December 31, 2002.

3. Lessor and Lessee agree that effective on the Expansion Area Effective Date, the area of the Premises shall be increased by 80 square feet of net rentable area ("Expansion Area") which Expansion Area is outlined on attached Exhibit "A", changing the size of the Premises to 15,720 square feet of net rentable area.

4. Lessor and Lessee agree that, effective on the Expansion Area Effective Date, the Base Rent, as set out in Section 4 of the Lease Agreement, shall be increased by one hundred thirty-six and 67/100 Dollars ($136.67) per month commencing January 1, 1997 and one hundred forty-three and 33/100 Dollars ($143.33) per month commencing January 1, 2000.

5. Lessor agrees to make alterations and improvements ("Improvements") to the Premises, upon the terms set forth in Exhibit "B" attached hereto.

LESSEE                                           LESSOR

LEXICON GENETICS INCORPORATED                    THE WOODLANDS CORPORATION
CORPORATION
a Delaware corporation                           a Delaware corporation

BY: /s/  Ray B. Webb                             BY: /s/ Eric H. Wojner
    --------------------                             ---------------------------
NAME:    Ray B. Webb                             NAME:   Eric H. Wojner
TITLE:   Director-Finance                        TITLE:  Vice President
                                                         Investment Properties

                                    EXHIBIT B

Lexicon Genetics Incorporated

Re: Leasehold improvements for 80 rentable square feet (80 usable square feet) of space in a building known as 4000 Research Forest Drive in The Woodlands, Texas.

Gentlemen:

        Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above referenced space.

        The cost of work is based upon the attached drawings dated To be determined

          Total Cost of Work                     $ To be determined*
          Lessor Allowance                       ($ 400.00)

          Total Amount Due from Lessee           $ To be determined

        If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, you shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for Lessor's overhead. You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

        It is agreed that, notwithstanding the date provided in the Lease for the commencement of the lease Term, your obligation for the payment of rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this agreement; provided, however, that if Lessor shall be delayed in substantially completing the work as required hereunder as a result of:

          (a) Your failure to timely furnish the information and approval as and when required;

          (b) Your request for materials, finishes or installations other than specified on plans attached;

          (c)  Your changes in approved plans or specifications; or

          (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

         All monies due from you for leasehold improvements must be paid to Lessor prior to your occupancy of your space.

         Upon your approval as indicated below, Lessor will begin construction of your leasehold improvements and estimate construction completion within TBD weeks of commencement of construction.

                                                      Sincerely,


/s/  Ray B. Webb                    12/20/96          /s/  Damon Palermo
---------------------               --------          --------------------------
Ray  B. Webb                          Date            Damon Palermo
Tenant Acceptance                                     Sales Director


                                                      /s/  Scott Lewis
                                                      --------------------------
                                                      Scott Lewis
                                                      Director of
                                                      Tenant Improvements




* If the Total Cost of Work should exceed the Lessor Allowance of $400.00, Lessee agrees to pay in cash to Lessor the overage amount at move-in or reduce the scope of work.

                            THE WOODLANDS CORPORATION

                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into by and between THE WOODLANDS CORPORATION, a Delaware corporation, with offices and its principal place of business in The Woodlands, Montgomery County, Texas (hereinafter "TWC"), and LEXICON GENETICS, INC. (hereinafter the "Tenant").

                                   WITNESSETH

         WHEREAS, the Tenant desires to use the suites at 4000 Research Forest #A203 and #A224, The Woodlands, TX 77381 for the purpose storage;

         WHEREAS, the suites at 4000 Research Forest #A203 and #A224 is the property of TWC; and

         WHEREAS, TWC has agreed to allow the Tenant to use the suites for storage;

         NOW, THEREFORE, for and in consideration of the mutual covenants and obligations herein contained, the sufficiency of which is hereby acknowledged, TWC and Tenant agree as follows:

               1. TWC hereby grants the Tenant the nonexclusive use of the suites at 4000 Research Forest #A203 and #A224, The Woodlands, TX 77381, for the period of month-to-month beginning March 26, 1997 to use for storage and for such other uses as are incident thereto.

               2. The Tenant shall be solely responsible for the use of the suites at 4000 Research Forest #A203 and #A224 during the term of this Agreement. The Tenant shall, in its use of the suites, comply with any and all rules and regulations imposed by TWC. The Tenant agrees to operate the storage area in such a manner so as not to unreasonably interfere with the activities of TWC tenants who are located adjacent to the suites at 4000 Research Forest #A203 and #A224. All expenses and costs necessary to operate the storage area shall be borne by the Tenant.

               3. The Tenant agrees to indemnify and hold TWC and its affiliated companies, their agents, officers, directors, servants and employees (herein "Indemnitee") harmless from and against and to reimburse Indemnitee with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Indemnitee at any time and from time to time by reason of, or arising, either directly or indirectly, out of Organization's, its members', its agents', subcontractors', representatives' or invitees' use and/or misuse of the suites at 4000 Research Forest #A203 and #A224, The Woodlands, TX 77381.

               4. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor's address, shall be the sum of Forty and 00/100 Dollars ($40.00) per month, due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro-rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

               5. The Tenant shall maintain, during the term of this Agreement, a policy or policies of comprehensive general liability insurance issued by and binding upon some solvent insurance company licensed to do business in the State of Texas, such insurance to afford protection of not less than $500,000.00 combined single limit bodily injury and property damage per occurrence. Said policy or policies shall name TWC as an additional named insured and include a waiver of subrogation in favor of TWC. The Tenant shall provide TWC a copy of the required policy or a certificate evidencing the required coverage upon execution of this Agreement.

               6. The Tenant for itself, its members, their representatives, heirs, executors, administrators, and next to kin (herein "Releasor") does hereby release, waive, discharge and covenant not to sue TWC, and affiliated company, its employees, agents and officers from any and every claim, demand, action or right of action of every kind or nature, either in law or in equity, arising from Releasor's use of the suites at 4000 Research Forest #A203 and #A224, The Woodlands, TX 77381.

               7. This agreement may be terminated by either party with five (5) days' written notice. Upon termination of this Agreement the Tenant shall return the suites at 4000 Research Forest, #A203 and #A224, in the same condition as it was in when this Agreement commenced.

               8. This agreement is not assignable by the Tenant.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed this 27th day of March 1997.

                                         THE  WOODLANDS CORPORATION

                                         By:      /s/  Damon Palermo
                                                  ------------------------------
                                         Name:    Damon Palermo
                                         Title:   Assistant  Asset Manager


                                         LEXICON GENETICS, INC.

                                         By:      /s/  Ray B. Webb
                                                  ------------------------------
                                         Name:    Ray B. Webb
                                         Title:   President

                EXTENSION, MODIFICATION AND RATIFICATION OF LEASE

         This Extension, Modification and Ratification of Lease ("Modification") is made and entered into, effective the 9th day of September, 1997, between THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership ("Lessor"), and LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lessee") for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                              W I T N E S S E T H:

         1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement between the parties dated September 22, 1995, as modified by Modification of Lease, dated October 25, 1995, Modification of Lease, dated January 18, 1996, Expansion, Modification, and Ratification of Lease, dated November 4, 1996, and Expansion, Modification and Ratification of Lease, dated January 2, 1997, under which Lessee has leased from Lessor approximately 15,720 square feet of net rentable area in that Building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas.

         2. Lessor and Lessee agree that beginning January 1, 1998, the area of the Premises shall be increased by 11,937 square feet of net rentable area ("Expansion Area"), which Expansion Area is outlined on attached Exhibit "A," changing the size of the Premises to 27,657 square feet of net rentable area.

         3. Lessor and Lessee agree that, beginning January 1, 1998, the Base Rent, as set out in Section 7 of the Lease Agreement, shall be $35,559.88; on February 1, 1998, the Base Rent shall be $47,247.38 per month ($20.50/SF/YR); and beginning November 1, 1999 through the end of the Term, the Base Rent shall be $49,552.13 per month ($21.50/SF/YR).

         4. Lessor agrees to make alterations and improvements ("Improvements") to the Premises upon the terms set forth in Exhibit "B" attached hereto.

         5. Lessee, contemporaneously with the execution of this Modification, has deposited with Lessor the sum of $26,586.50 as additional Security Deposit (for a total as of the date of this Lease of $50,000.00), to be held by Lessor subject to the terms of Section 6 of the Lease.

         Signed this the 9th day of September 1997, at The Woodlands, Texas.


                      LESSOR:

                      THE WOODLANDS COMMERCIAL
                      PROPERTIES COMPANY, L.P.
                      a Texas limited partnership

                      By: The Woodlands Operating Company, L.P.
                              a Texas limited partnership Its Authorized Agent

                      By:     /s/  Eric H. Wojner
                              ---------------------------
                      Name:   Eric H. Wojner
                      Title:  V.P., Investment Properties


                      LESSEE:

                      LEXICON GENETICS INCORPORATED

                      By      /s/  Ray B. Webb
                              ---------------------------
                      Name:   Ray B. Webb
                      Title:  Vice President - Finance

                                    EXHIBIT B

LEXICON GENETICS INCORPORATED

Re: Leasehold improvements for 11,937 rentable square feet (11,937 usable square feet) of space in a building known as 2204 Timberloch Place in The Woodlands, Texas.

Gentlemen:

         Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above referenced space.

The cost of work is based upon the attached drawings dated July 14, 1997.

          Total Cost of Work                            $ To be determined
          Lessor Allowance                             ($ 72,545.00)

          Total Amount Due from Lessee                  $ To be determined

         The Lessor Allowance of $72,545.00 includes the sum of $12,860.00 which Lessor owed Lessee pursuant to the Expansion, Modification, and Ratification of Lease dated November 4, 1996. The Total Cost of the Work includes a construction management fee of $7,500.00.

         Lessor shall enter into a construction contract for the leasehold improvements. Lessee shall pay for all of the costs of the leasehold improvements. On the date of this Modification, Lessee has paid to Lessor the amount of $100,000.00 to fund a portion of the construction costs. Lessee shall pay to Lessor an additional $100,000.00 on September 22, 1997 to fund another portion of the construction costs. On October 22, 1997, Lessee shall pay Lessor for all work performed through October 1, 1997 and the construction management fee of $7,500.00, after application of the Lessor Allowance; Lessor is responsible for paying the Lessor Allowance to the general contractor. Thereafter, Lessee shall pay Lessor for any portion of the Total Cost of the Work which Lessor has not incurred by October 1, 1997 when invoiced by Lessor following Lessee's acceptance of the Leasehold Improvements.

         If Lessor further agrees to perform, at Lessee's request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at Lessee's sole expense, as a tenant extra. Prior to commencing any such work requested by Lessee, Lessor will submit to Lessee written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, Lessee shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. Lessee shall pay Lessor promptly upon being billed therefore, the cost of all such work, together with fifteen percent (15%) of the cost for Lessor's overhead. In the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

         All monies due from Lessee for leasehold improvements must be paid to Lessor prior to Lessee's occupancy of the Expansion Area.

         Upon Lessee's approval as indicated below, Lessor will begin construction of Lessee's leasehold improvements and estimate construction completion within 120 days of commencement of construction.

                                             Sincerely,



 /s/  Ray B. Webb               9/3/97       By:   /s/  Gerald D. Irons
 ------------------------       ------             --------------------
 Ray B. Webb                     Date              Gerald D. Irons
 Tenant Acceptance                                 Sales Director


                                             By:   /s/  Greg Swan
                                                   --------------------
                                                   Greg Swan
                                                   Director of
                                                   Tenant Improvements

The Woodlands Operating Company, L.P.

2201 Timberloch Place      (281) 719-6100
The Woodlands, Texas 77380-1181
Mailing:
P.O. Box 5050
The Woodlands, Texas 77387-5050

                                  July 6, 1998

Dr. Arthur Sands
Lexicon Genetics Incorporated
4000 Research Forest Drive
The Woodlands, Texas 77380

Dear Dr. Sands:

         In consideration of the Option Fees hereinafter described, during the period commencing on the date hereof and ending on December 31, 2000 ("Period"), The Woodlands Commercial Properties Company, L.P. ("Woodlands Commercial") grants to Lexicon Genetics Incorporated ("Lexicon") the option ("Option") to utilize the 5.59 acre tract of land shown on Exhibit "A"attached hereto ("Option Tract") for expansion. The Option shall be exercised by Lexicon, and effective upon Lexicon delivering written notice to Lessor, within the Period, of its desire to exercise the Option by either:

         (a)  entering into a lease agreement with Woodlands Commercial agreeing
         (i) to build a new project or (ii) to expand the existing buildings on the tract of land adjoining the Option Tract, which lease agreement covers all of the Option Tract; or

         (b) entering into a long term ground lease with Woodlands Commercial covering the Option Tract.

         With respect to either (a) or (b) above, the land costs ("Land Costs") to be used in the calculation of the rental to be paid shall be as follows:
$6.00 per square foot of land in the Option Tract if the Option is exercised in calendar year 1998, $6.25 per square foot of land in the Option Tract if the Option is exercised in calendar year 1999, and $6.75 per square foot of land in the Option Tract if the Option is exercised in calendar year 2000.

         The term "Option Fee" as used herein shall mean 4% of the Land Costs hereinabove specified for the Option Tract each year. Said Option Fees shall be payable monthly, in advance, on or before the 1st day of each month. If Lexicon exercises the Option, the Option Fees paid to date shall be applied to the Land Costs utilized in the calculation of the Project Costs in the event of a) (i) or
(ii) above or rental for the Option Tract in the event of (b) above. "Project Costs" as used herein means Woodlands Commercial's costs to build a new project or expand the premises on the Option Tract, whichever is applicable. If Lexicon fails to pay the monthly Option Fees as required herein, and said failure continues for more than 3 days after written notice from Woodlands Commercial, the Option shall terminate and be of no further force or effect and Woodlands Commercial shall retain the Option Fees paid to date.

         If Lessee fails to properly and timely exercise the Option within the Period, Lexicon's rights under the Option will terminate and be of no further force and effect and Woodlands Commercial shall retain the Options Fees. Time is of the essence with respect to this paragraph.

         It is understood and agreed, however, that Lexicon's option rights in accordance with this agreement will be preserved in the event of a sale or lease of the Option Tract by Woodlands Commercial for financing purposes such as a sale/leaseback, or sale or lease to a partnership in which Woodlands Commercial participates or a sale or lease to an Affiliate, or a foreclosure of a deed of trust or mortgage lien. "Affiliate", as used herein, shall mean an entity which controls, is controlled by or is under common control with Woodlands Commercial, or The Woodlands Land Development Company, L.P.

         In further consideration of this agreement, Lexicon agrees to grant Woodlands Commercial $625,000.00 in warrants at $7.50/share in order to purchase Lexicon stock. The warrants shall be delivered to Woodlands Commercial on or before 10 days after you date and return this letter agreement. The warrants do not constitute Option Fees. The warrants will have an expiration date no earlier than April 15, 2003.

         If this letter accurately sets forth our agreement please sign both copies of this letter in the space provided below and return both copies to me. I will return an executed copy to you for your file.

                               THE  WOODLANDS  COMMERCIAL  PROPERTIES
                               COMPANY,   L.P.,  a  Texas limited partnership

                               By: The Woodlands Operating Company, L.P.
                                   Its Authorized Agent

                               By:  /s/  R. Stephen McPhetridge
                                    ---------------------------------
                               Name: R. Stephen McPhetridge
                               Title: Vice President

         AGREED TO AND ACCEPTED ON July 22, 1998, by Dr. Arthur T. Sands, President & CEO of Lexicon Genetics Incorporated.

                               LEXICON GENETICS INCORPORATED

                               By:  /s/  Arthur T. Sands
                                    ---------------------------------
                               Name:  Arthur T. Sands
                               Title:  President & CEO

                EXTENSION, MODIFICATION AND RATIFICATION OF LEASE

          This Extension, Modification and Ratification of Lease
("Modification") is made and entered into, effective the 12th day of August, 1998, between THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership ("Lessor"), and LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lessee"), for and in consideration of One Dollar ($ 1.00), and other good and valuable consideration.

                                   WITNESSETH:

          1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement between the parties dated September 22, 1995, as modified by Modification of Lease, dated October 25, 1995; Modification of Lease, dated January 18, 1996; Expansion, Modification, and Ratification of Lease, dated November 4, 1996; Expansion, Modification and Ratification of Lease, dated January 2, 1997; and Extension, Modification and Ratification of Lease dated September 9, 1997, under which Lessee has leased from Lessor 27,657 square feet of net rentable area ("Base Lease Space") in that Building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas.

          2. Lessor and Lessee agree that the Term of the Lease shall be extended ("Extension Period") so that the Lease Agreement will terminate 180 full calendar months from the Expansion Area I Commencement Date hereinafter described in paragraph 4 below, rather than on December 31,2002.

          3. During the Extension Period, the monthly Base Rent, as set out in
Section 7 of the Lease Agreement, for the Base Lease Space shall be calculated as follows: Base Rent Rate times 27,657 (square feet of net rentable area in the Base Lease Space) divided by 12. The "Base Rent Rate" shall be as follows:


         Period                             Base Rent         Base Rent Rate

         1/1/2003 -12/31/2006               $53,009.25              $23.00
         l/l/2007 -12/31/2010               $57,618.75              $25.00
         I/l/2011 -12/31/2012               $62,228.25              $27.00
         I/l/2013 -180 months following     $64,533.00              $28.00
         Expansion Area I
         Commencement Date

          4. Lessor and Lessee agree that on the Expansion Area I Commencement Date Lessor will have expanded the Building and the area of the Premises will be increased by 28,865 square feet of net rentable area ("Expansion Area I"), which Expansion Area I is outlined on attached Exhibit "A". The Land will be as described in Exhibit "B" attached hereto. The Expansion Area I Commencement Date shall be the earlier of (a) February 1, 1999, or (b) the day upon which Lessee takes occupancy of the Expansion Area 1. If Lessor has not tendered to Lessee possession of the Expansion Area 1 with all work to be performed by Lessor pursuant to the Improvement Construction Agreement attached hereto as Exhibit
"C" ("Improvement Construction Agreement") substantially completed by the date set forth in (a) above, the Expansion Area I Commencement Date shall be the date Lessor has tendered to Lessee possession of the Expansion Area I with all work to be performed by Lessor pursuant to the Improvement Construction Agreement substantially completed. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy. The term "substantial completion" is described in the Improvement Construction Agreement.

         5. Lessor and Lessee agree that effective on the Expansion Area I Commencement Date, the monthly Base Rent, as set out in Section 7 of the Lease Agreement, shall be adjusted by adding the amounts specified as follows:

         Full Months From the                         Additional
         Expansion Area I Commencement Date           Base Rent

         1 - 12                                       $50,166.67
         13-48                                        $53,666.67
         49-96                                        $57,166.67
         97-144                                       $61,833.33
         145- 180                                     $66,500.00

A pro rata portion shall be due and payable in advance for any partial month.

          6. Lessor agrees to expand the Building and make alterations and improvements to the Expansion Area I ("Expansion Work") upon the terms set forth in Exhibit "C" attached hereto.

         7. Lessor and Lessee agree that anytime during the Term, beginning 90 days after Lessor gives written notice to Lessee that the Space Utilization Agreement dated effective December 15, 1995, amended by letter agreement dated September 11, 1997, by and between The Woodlands Corporation and The University of Texas M. D. Anderson Cancer Center ("M.D. Anderson"), covering 7,403 square feet of net rentable area, is terminated and M. D. Anderson has vacated such area, then the area of the Premises shall be increased by 7,403 square feet of net rentable area ("Expansion Area 11"), which Expansion Area 11 is outlined on attached Exhibit "D".

         8. Subject to the next sentence, Lessor agrees to provide to Lessee, upon written request from Lessee, with an allowance of $37,015.00 for alterations and improvements to the Expansion Area 11, said alterations and improvements to be made by Lessor. If Lessee fails to request this allowance within 6 months after the date of the notice from Lessor specified in Section 7, then Lessor shall not be obligated to provide such allowance or make any alterations or improvements to this area.

         9. Lessor and Lessee agree that beginning on the Expansion Area 11 Commencement Date, the Base Rent, as set out in Section 7 of the Lease Agreement, shall be adjusted by adding the amounts calculated as follows: Base Rent Rate times 7,403 (square feet of net rentable area) divided by 12. The "Base Rent Rate" shall be as follows:

                                           Additional
                Period                     Base Rent         Base Rent Rate

      Date hereof - 12/31/99               $12,646.79              $20.50
      l/l/2000 - 12/31/2002                $13,263.71              $21.50
      1/l/2003 - 12/31/2006                $14,189.08              $23.00
      l/l/2007 - 12/31/2010                $15,422.92              $25.00
      1/1/2011 - 12/31/2012                $16,656.75              $27.00
      1/1/2013 -180 Months Following       $17,273.67              $28.00
                    Expansion Area I
                    Commencement Date

The Base Rent Rate for the Expansion Area 11 space is the same as the Base Rent Rate for the Base Lease Space.

Effective on the first date written above.

                                  LESSOR:

                                  THE WOODLANDS COMMERCIAL PROPERTIES
                                  COMPANY, L.P., a Texas limited partnership

                                  By: The Woodlands Operating Company, L.P., a Texas limited partnership, Its Authorized Agent

                                       By: /s/  Michael H. Richmond
                                           --------------------------
                                       Name: Michael H. Richmond
                                       Title:  President & CEO


                                  LESSEE:

                                  LEXICON GENETICS INCORPORATED

                                  By: /s/ Arthur Sands
                                      -------------------------------
                                  Name:  Arthur Sands
                                  Title: President & CEO

                                    EXHIBIT C

                       IMPROVEMENT CONSTRUCTION AGREEMENT

LEXICON GENETICS INCORPORATED

 Re: Improvement Construction Agreement for the 28,865 square feet of net rentable area expansion ("Expansion Area I") of the Premises in the building located at 4000 Research Forest Drive, in The Woodlands, Texas.

Gentlemen:

         Lexicon Genetics Incorporated ("Lessee") and The Woodlands Commercial Properties Company, L.P. ("Lessor") are executing, simultaneously with this agreement ("Improvement Construction Agreement") an Extension, Modification and Ratification of Lease ("Modification") wherein Lessee agrees that the Premises covered by its existing Lease with Lessor will be expanded to cover an additional 28,865 square feet of net rentable area in the building located at 4000 Research Forest Drive, The Woodlands, Texas.

The cost of the expansion work ("Expansion Work") is based upon the attached drawings dated (N/A) prepared by Budd Beets Harden Kolflat Architecture ("architect"). Lessor agrees to cause the Expansion Work to be constructed. The contractor is Fretz Construction.

         Lessee shall bear all costs of the Expansion Work that exceed the Lessor Allowance of $2,500,000.00 ("Lessor Allowance"). It is understood and agreed that the cost of the Expansion Work will include a 3% administrative fee for construction management, including, but not limited to, review of the plans, drawings, and specifications for the leasehold improvements, including, the mechanical systems and construction inspections. If the total cost of the Expansion Work exceeds the Lessor Allowance and there are excess costs ("Excess Costs"), Lessee agrees to pay to Lessor monthly, within 15 days after receipt of an invoice from Lessor, the estimated Excess Costs divided by the estimated number of months to complete the Expansion Work. Lessee agrees to pay to Lessor any additional portion of the Excess Costs which Lessor had not been reimbursed for prior to Lessee taking occupancy of the Expansion Area I within 30 days after receipt of an invoice from Lessor.

         The Expansion Area I shall be deemed substantially complete when Lessor has procured and delivered to Lessee a certificate signed by Lessor and the architect, certifying that the Expansion Area I is substantially complete in accordance with the contract documents and permitting the occupancy of the Expansion Area 1. For the purposes of the Modification and this Improvement Construction Agreement, the Expansion Work to be done by Lessor shall be deemed substantially complete even though minor details or adjustment which shall not materially interfere with Lessee's use of the Expansion Area I may not have been completed, but which work Lessor agrees to complete as soon as reasonably practicable.

         If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, you shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed therefore, the cost of all such work. You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

         It is agreed that, notwithstanding the date provided in the Modification for the Expansion Area I Commencement Date, your obligation for the payment of increased rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this agreement; provided, however, that if Lessor shall be delayed in substantially completing the work as required hereunder as a result of:

          (a) Your failure to timely furnish the information and approval as and when required;

          (b) Your request for materials, finishes or installations other than specified on plans attached;

          (c)  Your changes in approved plans or specifications; or

          (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation,

then the commencement of the term of the Lease and the payment of rent thereunder shall be accelerated by the number of days of such delay.

         Upon your approval as indicated below, Lessor will begin construction of your leasehold improvements and estimate construction completion on or before February 1, 1999.

                                                 Sincerely,


/s/Arthur Sands               4/27/98            /s/  R. Stephen McPhetridge
--------------------          -------            ----------------------------
Arthur Sands                    Date             R. Stephen McPhetridge
Tenant Acceptance                                Sales Director


                                                 /s/  Leon Lee
                                                 ----------------------------
                                                 Leon Lee
                                                 Director Of Tenant Improvements

                     MODIFICATION AND RATIFICATION OF LEASE

         This Modification and Ratification of Lease ("Modification"). is made and entered into, effective the 25th day of November, 1998, between THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership ("Lessor"), and LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lessee"), for and in consideration of One Dollar ($1.00), and other good and valuable consideration.


                                   WITNESSETH:

         1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties dated September 22, 1995, as modified by Modification of Lease, dated October 25, 1995; Modification of Lease, dated January 18, 1996; Expansion, Modification, and Ratification of Lease, dated November 4, 1996; Expansion, Modification and Ratification of Lease, dated January 2, 1997; Extension, Modification and Ratification of Lease dated September 9, 1997; and Extension, Modification and Ratification of Lease dated August 12, 1998 ("Last Modification"), under which Lessee has leased from Lessor 35,060 square feet of net rentable area ("Base Lease Space") in that Building located at 4000 Research Forest Drive, The Woodlands, Montgomery County, Texas. Lessor and Lessee acknowledge that the Expansion Area 11 (7,403 square feet of net rentable area) described in the Last Modification has been incorporated into the Base Lease Space.

         2. Lessor and Lessee agree that beginning January 1, 1999, the monthly Base Rent, as set out in Section 7 of the Lease for the Base Lease Space shall be calculated as follows: Base Rent Rate times 35,060 (square feet of net rentable area in the Base Lease Space) divided by 12. The "Base Rent Rate" shall be as follows:

                Period                      Base Rent          Base Rent Rate
--------------------------------------------------------------------------------
         1/1/1999 - 12/31/1999              $45,285.83             $15.50

         l/l/2000 - 12/31/2002              $48,207.50             $16.50

         l/l/2003 - 12/31/2006              $52,590.00             $18.00

         1/l/2007 - 12/31/2010              $58,433.33             $20.00

         1/1/2011 - 12/31/2012              $64,276.67             $22.00

    1/1/2013 - 180 months following         $67,198.33             $23.00

           Expansion Area I

           Commencement Date

The "Expansion Area I Commencement Date" is defined in the Last Modification.

         3. Lessor and Lessee agree that effective January 1, 1999, Lessee shall be responsible for the costs of all Operating Expenses and Section 8 of the Lease shall be deleted in its entirety and the following Section 8 shall be inserted in its stead:

                   "8. Additional Rent. Lessee agrees to pay, as Additional Rent, all Operating Expenses (as defined in Section 10 below) for the Premises. Within 10 days after execution of this Modification, Lessor will provide Lessee a statement showing Lessor's reasonable estimate of the Operating Expenses for the then current Fiscal Year. Within 90 days following the completion of each Fiscal Year thereafter, Lessor will provide to Lessee a statement showing in reasonable detail the actual Operating Expenses for the preceding Fiscal Year, any Additional Rent due, and Lessor's reasonable estimate of Operating Expenses for the then current Fiscal Year. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding Fiscal Year. Any overpayment will be paid to Lessee within 30 days of the determination of such overpayment. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Operating Expenses for the then current Fiscal Year over a period equal to the lesser of (i) the number of months remaining in the Term or (ii) the number of months remaining in the current Fiscal Year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, Additional Rent for the Fiscal Year during which the Term expired or was terminated but only for those months prior to expiration of the Term. The term "Fiscal Year", as used herein, shall mean Lessor's fiscal year for accounting purposes which currently is the 12-month period beginning January I and ending December 31. Lessor shall have the right to change the Fiscal Year, from time to time, and, in such event, Lessor shall notify Lessee in writing of such change. Lessee shall have the right, at its expense and at a reasonable time within I year after the date the statement is provided to Lessee, to audit Lessor's books relevant to the Additional Rent due under this Section. If Lessee has been overbilled by more than 5%, Lessor shall pay Lessee's reasonable costs of the audit, not to exceed $1,000.00."

         4. Lessor and Lessee agree that effective January 1, 1999, Section 10 of the Lease shall be deleted in its entirety and the following Section 10. shall be inserted in its stead:

                  "10. Operating Expenses. The term "Operating Expenses" means all of Lessor's costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter expressly provided or specific costs billed to specific lessees) to operate and maintain the Land, the Building, and all improvements on the Land from time to time (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), including, but not limited to, Lessor's costs of providing porter services and supplies; refuse removal (if Lessor elects to furnish this service); landscaping, including irrigation; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, parking area restriping, exterior painting and other activities. Operating Expenses shall also include a reasonable charge for amortization of all capital items Lessor installs (a) to reduce Operating Expenses, or (b) to promote safety, or (c) which Lessor is required to install on or for the benefit of the Building by any governmental law, code or regulation passed or enacted on or after the Commencement Date, or (d) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to, the roof and structural elements. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and Annual Assessments of The Woodlands Community Association, Inc. and The Woodlands Commercial Owners Association, whichever is applicable, which accrue against the Building or the Land during the Term, together with all insurance premiums which Lessor is required to pay or deems necessary to pay with respect to the Building or the Land, including, but not limited to, casualty insurance and liability insurance, and a management fee ("Management Fee") of 5% of Lessee's annual Base Rent."

         5. Lessor and Lessee agree that effective January 1, 1999, Section II shall be deleted in its entirety and the following Section 11 shall be inserted in its stead:

                    11. Utilities. Lessor shall make available to the Building gas, electricity, water and sewer facilities. Lessee agrees to assume all costs and expenses for water and sewer, gas, electricity, telephone, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control. Lessor shall endeavor in good faith to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor."

         6. Lessor and Lessee agree that effective January 1, 1999, Section 14 shall be deleted in its entirety and the following Section 14 shall be inserted in its stead:

                    14. Exterior Repairs. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair, provided Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefor for the cost. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises."

         7. Lessor and Lessee agree that effective January 1, 1999, Section 15, of the Lease shall be deleted in its entirety and the following Section 15 shall be inserted in its stead:

                   15. Operation by Lessee. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) keep all interior surfaces of the Premises clean; (c) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor, if said service is not provided by Lessor; (g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; and (i) conduct its business in all respects in a dignified manner in accordance with high standards of business operation.

                   In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or pen-nit the use or occupancy of any portion of the Premises for any business or purpose which, in the reasonable opinion of Lessor constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

                   Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and Lessee agrees to reimburse Lessor for the cost incurred in providing such service within 30 days after receipt of a statement setting forth the cost of such service.

                   Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

                  Lessee shall comply, at Lessee's cost and expense, with all private restrictions encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act. In the event of a release of hazardous substances by Lessee which Lessee is responsible to cleanup, Lessee shall conduct a Standard I cleanup so that there is a total and complete removal of all contaminates from the Premises. Lessee agrees that no such cleanup shall be subject to a risk reduction standard and no deed recordation notice shall be recorded against the Premises.

                   Lessee also agrees to comply with the Rules and Regulations of the Building, a copy of which is attached hereto as Exhibit "C". Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care, or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said rules and Regulations in compliance with the terms of this subsection.

                   Lessee shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied by separate bill on Lessee's personal property and leasehold improvements. Lessee waives all rights under applicable law to protest appraised values or receive notice of reappraisal regarding the Land and Building (including Lessor's personalty), irrespective of whether Lessor contests same. To the extent such waiver is prohibited, Lessee appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, to appear and take all actions which Lessee would otherwise be entitled to take under applicable law."

         8. Lessor and Lessee agree that effective January 1, 1999, Section 16 of the Lease shall be deleted in its entirety and the following Section 16 shall be inserted in its stead:

                   "16. Interior Repairs and Maintenance. Lessee will, at Lessee's cost and expense, keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting depreciation caused by ordinary wear and tear. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contracts. Upon execution of this Lease, Lessee, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with Lessor, or a maintenance contractor approved by Lessor, for servicing all hot water, heating, and airconditioning systems and equipment within the Premises. If Lessee fails to make such repairs and/or to perform the maintenance and repairs to the Premises which are Lessee's obligation under this Lease, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof to Lessor promptly upon Lessor's demand therefor."

         9. Lessor and Lessee agree that effective on the Expansion Area I Commencement Date the monthly Base Rent, as set out in Section 7 of the Lease, shall be adjusted by adding the amounts specified as follows, rather than the amounts set forth in the Last Modification:

                     Full Months From the               Additional
         Expansion Area I Commencement Date             Base Rent
                             1-12                       $38,149.91
                             13-48                      $41,637.76
                             49-96                      $45,149.67
                            97-144                      $49,816.18
                            145-180                     $54,482.69

A pro rata portion shall be due and payable in advance for any partial month.

         10. Lessor and Lessee agree that notwithstanding anything contained in numbered paragraph 9. of the Last Modification to the contrary, no Base Rent shall be payable on the Expansion Area 11 until January 1, 1999. The Expansion Area 11 has been incorporated into the Base Lease Space and the Base Rent payable effective January 1, 1999, set forth in numbered paragraph 2. of this Modification, includes the Base Rent payable for the Expansion Area 11.

         Effective on the first date written above.

                             LESSOR:

                             THE WOODLANDS COMMERCIAL PROPERTIES
                             COMPANY, L.P., a Texas limited partnership

                             By: The Woodlands Operating Company, L.P., a Texas limited partnership, Its Authorized Agent



                                      By:  /s/  Eric H. Wojner
                                           --------------------------
                                      Name:  Eric H. Wojner
                                      Title:  Vice President/
                                      Investment Properties



                             LESSEE:

                             LEXICON GENETICS INCORPORATED

                             By:   /s/  Arthur T. Sands
                                   -----------------------------
                             Name: Arthur T. Sands
                             Title: President & CEO




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